First Quarter 2006

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
Note: This press release and the related supplemental information contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described herein. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses, Internal Rate of Return, NOI, and Same Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.
Please refer to the Appendix for related definitions, reconciliations and other information.
Information included in this supplemental package is unaudited.

News Release

Contact:	H. Andrew Cantor 800-982-9293 · 303-708-5959
Archstone-Smith Announces Results for the First Quarter of 2006
Company’s Same-Store Portfolio Produces Largest Quarterly Increase
in Net Operating Income in More Than Ten Years
DENVER — April 25, 2006 — Archstone-Smith (NYSE:ASN) today announced net earnings per share (EPS) of $0.58 for the quarter ended March 31, 2006, compared with the $0.32 per share reported for the same period in 2005. Funds from operations (FFO) with gains/losses was $0.80 per share in the first quarter of 2006, compared with $0.49 per share for the first quarter of 2005 – a reflection of the value Archstone-Smith creates through the selective disposition of non-core assets as part of its capital recycling strategy. FFO for the first quarter of 2006 was $0.59 per share, which is $0.035 above the midpoint of the company’s first quarter guidance. FFO per share in the same period in 2005 was $0.46.
Same-Store Operating Performance Continues to Accelerate
Same-store revenues increased 5.6% in the first quarter of 2006, representing the eighth consecutive quarter of increasing revenue growth. The company’s same-store net operating income (NOI) grew 9.8% in the first quarter – the largest quarterly increase in more than ten years. This increase was driven principally by strong NOI growth in Washington, D.C., Southern California and the New York City metropolitan area – which represent 68.1% of the company’s portfolio – with same-store NOI increases of 9.9%, 12.4% and 10.9% respectively. “This impressive growth is a direct result of our continued strategy of owning apartments in highly desirable neighborhoods with very expensive housing costs, together with our ongoing commitment to innovation,” said R. Scot Sellers, chairman and chief executive officer.
Strategic Acquisitions and Developments Strengthen Company’s Position in Its Core Markets
Year-to-date, the company has acquired $765.3 million of apartment communities, representing 1,856 units, in markets that include New York City and California. With the completion of these acquisitions, the company’s New York City metropolitan area portfolio consists of 3,745 units, including units under construction and joint ventures, representing a total expected investment of $1.8 billion. “New York City is the ultimate high-barrier-to-entry market, and underscores our strategy of owning apartments in markets with median home prices in excess of $1 million, and very strong economic fundamentals. We are proud to be the largest public owner of apartments in Manhattan, and we look forward to expanding our portfolio there,” said Mr. Sellers.
Archstone-Smith completed the sale of $311.0 million of apartment communities year-to-date in markets that include Dallas, Denver, Houston, Portland and Southeast Florida. The company is making good progress on its goal to dispose of virtually all of its non-core assets by the end of 2006. The company’s dispositions produced cash gains of $76.2 million – a profit of approximately 34% on the company’s cost basis – and generated an unleveraged internal rate of return (IRR) of 17.5%.
$4.1 Billion Development Pipeline Expected to Create Significant Value
At the end of the quarter, including joint ventures and Ameriton, the company had 5,133 units with an expected investment of $1.6 billion, under construction, and 10,132 units, representing an expected investment of $2.5 billion, in planning. The development pipeline is concentrated in core markets that include Manhattan, downtown Boston, Southern California and Washington, D.C. “We continue to demonstrate that our locally based development organization consistently to create tremendous value for our shareholders and adds outstanding new communities in great locations to our core portfolio,” said Mr. Sellers.

Archstone-Smith Announces Results for the First Quarter of 2006

Also during the first quarter, Archstone-Smith delivered first units at Archstone Del Mar Station, a transit-oriented community in the heart of historic Pasadena, Calif.; Archstone Presidio View in San Diego; and The Flats at Dupont Circle, a dramatic redevelopment of a downtown Washington, D.C. hotel. The company has also begun pre-leasing at Archstone Boston Common, the first high-rise rental apartment community to be built in downtown Boston in more than 20 years, which is expected to be completed in 2007.
Ameriton Continues to Deliver Strong Results
Archstone-Smith’s first quarter 2006 results include gains from the sale of operating communities by Ameriton, the company’s wholly owned subsidiary, which contributed $23.8 million, or $0.10 per share, to first quarter 2006 EPS, and $22.9 million, or $0.09 per share, to its first quarter FFO. Since 2000 through first quarter 2006, Ameriton has completed the sale of $1.5 billion of apartment communities, contributing $0.86 per share to Archstone-Smith’s FFO and generating a pre-tax unleveraged IRR of 23.7%.
As expected, the company received $8.8 million, resulting from a previously negotiated insurance settlement related to moisture infiltration and mold litigation at a previously owned community in Southeast Florida. Of this amount, $7.1 million, or $0.03 per share, was included in other income in the first quarter of 2006, and the remainder offset previously capitalized costs. First quarter 2006 results also include a $2.2 million impairment related to a non-core asset that is expected to be sold later in 2006, which was not included in the company’s previously issued guidance.
Archstone-Smith Declares 123rd Consecutive Common Share Dividend
The company also announced that its Board declared the company’s 123rd consecutive quarterly common share dividend. The company will pay a dividend of $0.435 per common share, payable on May 31, 2006 to shareholders of record as of May 16, 2006. On an annualized basis, this represents a dividend of $1.74 per common share.
Archstone -Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. With a current total market capitalization of $17.4 billion, the company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay Area, the New York City metropolitan area, Boston, Seattle, Chicago and Southeast Florida. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers – backed by unconditional service guarantees. As of March 31, 2006, the company owned or had an ownership position in 254 communities, representing 86,513 units, including units under construction.
# # #
Archstone-Smith’s first quarter 2006 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.
In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2005 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

First Quarter 2006
Financial Highlights
Dollars and shares in thousands, except per share amounts

	Three Months Ended March 31,
	2006	2005	% Change

Operating Performance

Net Earnings Attributable to Common Shares — Diluted	$123,566	$64,439	91.8%

Per Share Results:
Net Earnings	$0.58	$0.32	81.3%
Funds from Operations with Gains/Losses	$0.80	$0.49	63.3%
Funds from Operations (FFO)	$0.59	$0.46	28.3%

Cash Distributions per Common Share	$0.435	$0.4325	0.6%

	Communities	Units

Community Information
Operating:
ASN Same Store	131	46,498
ASN Non-Same Store	58	20,087
International	11	822
ASN JVs	31	11,395
Ameriton	8	2,578

	239	81,380

Under Construction:
ASN	9	2,939
ASN JVs	2	977
Ameriton	3	1,102
Ameriton JVs	1	115

	15	5,133

Total Communities Operating and Under Construction	254	86,513

	March 31,	December 31,
	2006	2005

Financial Position

Equity Market Capitalization	$12,138,279	$10,368,512
Book Value of Total Debt	5,442,420	5,333,349

Total Market Capitalization	$17,580,699	$15,701,861

Fully Converted Shares	248,782	247,422

Leverage Ratios:
Long Term Debt/Long Term Undepreciated Book Capitalization	44.3%	42.8%
Total Debt/Total Undepreciated Book Capitalization	44.7%	44.7%
Total Debt/Total Market Capitalization	31.0%	34.0%

First Quarter 2006
Statements of Earnings
Dollars and shares in thousands, except per share amounts

	Three Months Ended
	March 31,
	2006	2005

Revenues:
Rental Revenues	$266,809	$191,928
Other Income	16,216	5,127

	283,025	197,055

Expenses:
Rental Expenses	60,773	49,294
Real Estate Taxes	26,105	18,344
Depreciation on Real Estate Investments(1)	67,811	46,648
Gross Interest Expense	70,199	48,648
Capitalized Interest	(12,771)	(8,219)

Net Interest Expense	57,428	40,429

General and Administrative	15,385	14,289
Other Expense	9,243	23,316

	236,745	192,320

Earnings from Operations	46,280	4,735

Plus:
Income from Unconsolidated Entities(2)	18,878	11,117
Other Non-Operating Income/(Expense)	176	24,005
Less:
Minority Interest — Series E and G Perpetual Preferred Units	—	741
Minority Interest — Convertible Operating Partnership Units	8,755	4,096

Net Earnings before Discontinued Operations	56,579	35,020
Plus: Net Earnings from Discontinued Operations	67,876	30,337

Net Earnings	124,455	65,357
Less: Preferred Share Dividends	958	957

Net Earnings Attributable to Common Shares — Basic	123,497	64,400
Add Back (Dilutive Securities Only):
Minority Interest	69	39

Net Earnings Attributable to Common Shares — Diluted	$123,566	$64,439

Diluted Weighted Average Common Shares Outstanding — Net Earnings	214,253	201,336

Diluted Earnings Per Common Share	$0.58	$0.32

(1)	Includes amortization expense associated with intangible assets recorded in connection with operating community acquisitions.

(2)	Includes gains from the sale of unconsolidated operating communities.

First Quarter 2006
Funds From Operations
Dollars and shares in thousands, except per share amounts

	Three Months Ended
	March 31,
	2006	2005

Net Earnings Attributable to Common Shares — Diluted	$123,566	$64,439
Depreciation on Real Estate Investments	69,574	56,974
Depreciation on Real Estate Investments — Unconsolidated Entities	1,785	1,566
Gains from Disposition of Depreciable ASN Investments, net of Internal Disposition Costs	(66,818)	(26,154)
Gains from Disposition of Unconsolidated Depreciable ASN Investments	—	(3,477)
Debt Extinguishment Costs Related to Dispositions	723	5,058
Minority Interest	(433)	(3,267)
Other(1)	(2,066)	(3,375)

Funds From Operations Attributable to Common Shares — Diluted	126,331	91,764
Gross Gains on the Disposition of Real Estate Investments, net of Internal Disposition Costs	51,581	7,121
Minority Interest	(6,989)	(760)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted	$170,923	$98,125

Diluted Weighted Average Common Shares Outstanding	214,253	201,336

Diluted Per Share Amounts:
Funds From Operations	$0.59	$0.46

Funds From Operations with Gains/Losses	$0.80	$0.49

Quarterly Cash Distributions Per Common Share	$0.435	$0.4325

(1)	Represents accumulated depreciation on Ameriton dispositions and the tax impact on applicable FFO adjustments.

First Quarter 2006
Balance Sheets
Dollars and shares in thousands, except per share amounts

	March 31,	December 31,
	2006	2005
Assets
Real Estate(1)	$11,294,198	$10,856,771
Real Estate — Held for Sale(1)	500,746	502,493
Less: Accumulated Depreciation	882,224	836,693

	10,912,720	10,522,571

Investments in and Advances to Unconsolidated Entities	147,302	132,728

Net Investments(2)	11,060,022	10,655,299

Cash and Cash Equivalents	23,747	13,638
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	179,742	495,274
Other Assets	389,439	302,967

Total Assets	$11,652,950	$11,467,178

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$84,709	$394,578
Long Term Unsecured Debt	2,825,821	2,545,119
Mortgages Payable	2,440,861	2,300,539
Mortgages Payable — Held for Sale	91,029	93,113
Payables, Accrued Expenses and Other Liabilities	350,172	365,039

Total Liabilities	5,792,592	5,698,388

Minority Interest:
Operating Partnership Units/Other	785,172	787,273

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	2,144	2,124
Additional Paid-In Capital and Other Comprehensive Income	4,714,617	4,651,181
Retained Earnings	308,425	278,212

Total Shareholders’ Equity	5,075,186	4,981,517
Total Liabilities and Shareholders’ Equity	$11,652,950	$11,467,178

See notes on following page

First Quarter 2006
Balance Sheets (continued)
Dollars in thousands

(1)	The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2005	$11,359,264
Acquisition-Related Expenditures	558,226
Redevelopment Expenditures	9,837
Recurring Capital Expenditures	6,511
Development Expenditures, Excluding Initial Acquisition Costs	80,413
Acquisition and Improvement of Land for Development	668
Dispositions	(221,320)
Provision for Possible Loss on Investment	(2,200)

Net Apartment Community Activity	432,135
Change in Other Real Estate Assets	3,545

Balance at March 31, 2006	$11,794,944

(2)	Includes $674.5 million and $722.6 million of Ameriton real estate assets as of March 31, 2006 and December 31, 2005, respectively.

First Quarter 2006
ASN Geographic Distribution by Market(1)

	High-Rise	Garden	Total
Core Markets
Washington D.C. Metropolitan Area(2)	21.3%	13.0%	34.3%
Southern California(2)	2.1%	22.9%	25.0%
San Francisco Bay Area, California	0.5%	8.8%	9.3%
New York City Metropolitan Area	7.9%	0.9%	8.8%
Boston, Massachusetts	1.7%	2.9%	4.6%
Seattle, Washington	0.5%	3.6%	4.1%
Chicago, Illinois	3.7%	0.2%	3.9%
Southeast Florida	—	3.3%	3.3%

Total Core Markets	37.7%	55.6%	93.3%

Non-Core Markets
Phoenix, Arizona	—	1.4%	1.4%
Houston, Texas	—	1.3%	1.3%
Other(3)	0.6%	3.4%	4.0%

Total Non-Core Markets	0.6%	6.1%	6.7%

Total All Markets	38.3%	61.7%	100.0%

(1)	Represents the geographic distribution of communities owned as of March 31, 2006 based NOI for the three months ended March 31, 2006.

(2)	Breakout of Washington D.C. Metropolitan Area and Southern California markets:

	High-Rise	Garden	Total
Washington D.C. Metro — Inside Beltway	15.3%	3.3%	18.6%
District of Columbia	5.8%	—	5.8%
Other Virginia	—	7.6%	7.6%
Other Maryland	0.2%	2.1%	2.3%

Total Washington D.C. Metropolitan Area	21.3%	13.0%	34.3%

Los Angeles County	1.4%	11.4%	12.8%
San Diego County	0.7%	5.0%	5.7%
Orange County	—	3.2%	3.2%
Ventura County	—	1.7%	1.7%
Inland Empire	—	1.6%	1.6%

Total Southern California	2.1%	22.9%	25.0%

(3)	Includes markets that represent 1.0% or less of NOI.

First Quarter 2006
ASN Same Store Performance Summary
Year-Over-Year Same Store Performance

	Revenue Growth	Operating Expense Decline	NOI Growth
	Q1 2006 vs. Q1 2005	Q1 2006 vs. Q1 2005	Q1 2006 vs. Q1 2005

Garden Communities	6.0%	(0.2%)	9.1%

High-Rise Communities	5.0%	(4.6%)	10.8%

Total Portfolio	5.6%	(2.1%)	9.8%

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy		Margin		Per Unit
	Q1 2006	Q1 2005	Q1 2006	Q1 2005	Q1 2006	Q1 2005
Garden Communities	96.0%	95.2%	68.3%	66.4%	$1,265	$1,198

High-Rise Communities	96.0%	95.4%	65.7%	62.2%	$1,662	$1,595

Total Portfolio	96.0%	95.3%	67.2%	64.7%	$1,399	$1,332

	Revenue Growth	Operating Expense Growth/	NOI Growth
	Q1 2006 vs. Q1 2005	(Decline) Q1 2006 vs. Q1 2005	Q1 2006 vs. Q1 2005
Core Markets Same Store Performance:

Washington D.C. Metropolitan Area	4.2%	(6.5%)	9.9%

Southern California	8.5%	0.3%	12.4%

San Francisco Bay Area, California	5.0%	2.4%	6.2%

New York City Metropolitan Area	6.3%	(5.0%)	10.9%

Boston, Massachusetts	0.2%	0.2%	0.2%

Seattle, Washington	4.7%	(3.1%)	8.9%

Chicago, Illinois	4.9%	1.9%	8.3%

Southeast Florida	13.5%	7.6%	17.4%

Total Core Markets	5.5%	(2.4%)	9.8%

Sequential Same Store Performance

	Revenue Growth/(Decline)	Operating Expense Growth/	NOI Growth/(Decline)
	Q1 2006 vs. Q4 2005	(Decline) Q1 2006 vs. Q4 2005	Q1 2006 vs. Q4 2005
Sequential Same Store Communities:

Garden Communities	2.1%	1.4%	2.4%

High-Rise Communities	1.7%	1.1%	1.9%

Total Portfolio	1.9%	1.3%	2.2%

Core Markets Sequential Same Store Performance:

Washington D.C. Metropolitan Area	0.5%	2.4%	(0.4%)

Southern California	3.2%	0.4%	4.3%

San Francisco Bay Area, California	3.2%	(7.4%)	8.6%

New York City Metropolitan Area	1.5%	(3.4%)	3.4%

Boston, Massachusetts	(0.1%)	11.4%	(5.1%)

Seattle, Washington	3.2%	(2.5%)	6.0%

Chicago, Illinois	3.1%	7.2%	(0.5%)

Southeast Florida	4.5%	9.2%	2.0%

Total Core Markets	1.9%	1.6%	2.1%

First Quarter 2006
ASN Portfolio and Investment Summary
Dollars in thousands, except cost per unit amounts

Operating Apartment Communities	March 31, 2006

Garden:
Communities	129
Units	46,564
Total Expected Investment	$6,005,582
Cost Per Unit	$128,975

High-Rise:
Communities	60
Units	20,021
Total Expected Investment	$4,540,759
Cost Per Unit	$226,800

Total Portfolio:
Communities	189
Units	66,585
Total Expected Investment	$10,546,341
Cost Per Unit	$158,389

Q1 2006

Portfolio Capital Expenditures — Cost per Unit:
Acquisition Related Expenditures	$50
Redevelopment Expenditures	$164
Recurring Capital Expenditures	$94

Apartment Acquisitions
Communities	4
Units	1,394
Total Expected Investment	$511,223
Cost Per Unit	$366,731

Apartment Dispositions
Communities	5
Units	1,296
Gross Sales Proceeds	$168,506
GAAP Gains, net of Internal Disposition Costs	$66,818
Gross Gains, net of Internal Disposition Costs	$51,581
IRR	23.4%

First Quarter 2006
Historical Disposition Activity (excluding Ameriton and JVs)
Dollars in thousands

		Gross Sales	GAAP Gain on	Gross Gain on
	Units	Proceeds	Sale, Net	Sale, Net	IRR

1995/1996:	6,469	$304,507	$40,659	$17,396	12.6%

1997:	7,250	304,640	48,232	25,735	14.1%

1998:	7,164	405,505	65,531	45,272	14.2%

1999:	11,338	589,313	62,093	24,131	12.4%

2000:	13,820	793,212	93,071	27,764	12.1%

2001:	18,473	1,201,228	100,273	21,398	10.6%

2002:	4,747	407,632	108,884	73,478	18.6%

2003:	15,599	1,383,125	310,901	180,455	13.0%

2004:	9,430	1,406,171	372,217	285,643	13.8%

2005:	8,558	1,100,409	446,686	302,357	14.2%

2006:	1,296	168,506	66,818	51,581	23.4%

Total	104,144	$8,064,248	$1,715,365	$1,055,210	13.4%

First Quarter 2006
Development Pipeline Summary
Dollars in thousands

			Investment -	Total Expected
	Communities	Units	End of Period	Investment
ASN
Under Construction — Owned	9	2,939	$668,348	$982,494

Under Construction — JV(1)	2	977	145,184	395,856

In Planning — Owned	3	955	33,275	385,717

In Planning — Under Control	3	1,000	6,910	403,758

In Planning — Owned — JV(1)	1	432	6,558	142,560

In Planning — Under Control — JV(1)	2	1,399	12,665	418,139

Total ASN	20	7,702	$872,940	$2,728,524

Ameriton
Under Construction	3	1,102	$59,620	$183,065

In Planning — Owned	15	5,213	149,733	949,097

In Planning — Under Control	2	583	1,943	113,404

Under Construction and In Planning — Owned — JV(1)	3	665	51,506	141,832

Total Ameriton	23	7,563	$262,802	$1,387,398

ASN & Ameriton
Under Construction	15	5,133	$899,505	$1,592,855

In Planning — Owned or Under Control	28	10,132	236,237	2,523,067

Total ASN & Ameriton	43	15,265	$1,135,742	$4,115,922

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

First Quarter 2006

First Quarter 2006
ASN Developments Under Construction (1)
Dollars in thousands, except cost per unit amounts

Q1 2006
Starts During Period
Communities	1
Units	185
Total Expected Investment	$79,335
Total Cost Per Unit	$428,837

Completions During Period
Communities	—
Units	—
Total Expected Investment	—
Total Cost Per Unit	—

Stabilizations During Period
Communities	—
Units	—
Total Expected Investment	—
Total Cost Per Unit	—

Under Construction at End of Period
Communities	11
Units	3,916
Total Expected Investment	$1,378,350
Total Cost Per Unit	$351,979
Investment — End of Period	$813,532

Construction Expenditures During Period, Excluding JVs	$80,413

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

First Quarter 2006
ASN Developments Under Construction (continued)
Dollars in thousands

			Investment -	Total		Actual or	Expected
			End of	Expected		Expected Date	Stabilization		%
		Units	Period	Investment	Start Date	for First Units	Date	% Leased	Ownership
ASN Communities Under Construction, Including JVs

Garden

Archstone Westbury	Long Island, New York	396	$85,982	$90,133	Q4/03	Q2/05	Q3/06	83.3%	100%

Archstone Warner Center	Los Angeles, California	522	84,429	127,500	Q3/04	Q3/06	Q1/08	N/A	100%

Archstone Presidio View	San Diego, California	350	58,992	82,620	Q3/04	Q1/06	Q4/06	6.9%	82	%(1)

Archstone Del Mar Station	Pasadena, California	347	129,525	138,050	Q4/04	Q1/06	Q4/06	7.5%	100%

Archstone Santa Monica on Main Street	Santa Monica, California	133	42,731	72,507	Q4/04	Q4/06	Q2/07	N/A	100%

Archstone Reading	Reading, Massachusetts	204	32,648	45,784	Q1/05	Q3/06	Q2/07	N/A	100%

Archstone San Bruno(2)	San Bruno, California	185	35,511	79,335	Q1/06	Q3/07	Q2/08	N/A	100%

Total Garden		2,137	$469,818	$635,929

High-Rise

Archstone Boston Common	Boston, Massachusetts	420	$130,404	$159,946	Q4/03	Q3/06	Q4/07	N/A	100%

The Flats at Dupont Circle	Washington, D.C.	306	74,010	76,045	Q2/04	Q1/06	Q1/07	11.4%	100%

North Point Place I	Cambridge, Massachusetts	426	53,108	193,194	Q2/05	Q4/07	Q3/09	N/A	100%

The Mosaic	New York, New York	627	86,192	313,236	Q3/05	Q3/07	Q4/09	N/A	59	%(1)

Total High-Rise		1,779	$343,714	$742,421

Total ASN Communities Under Construction, Including JVs		3,916	$813,532	$1,378,350

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of March 31, 2006.

(2)	Archstone San Bruno was already under construction when acquired in Q1/2006. The actual start date for this project was Q2/2005.

First Quarter 2006
ASN Developments In Planning — Owned or Under Control
Dollars in thousands

			Investment - End	Total Expected
	Communities	Units	of Period	Investment	% Ownership
In Planning at End of Period
Wholly Owned
In Planning — Owned	3	955	$33,275	$385,717	100%
In Planning — Under Control	3	1,000	6,910	403,758	100%

JVs
In Planning — Owned	1	432	6,558	142,560	75	%(1)
In Planning — Under Control	2	1,399	12,665	418,139	68	%(1)

	9	3,786	$59,408	$1,350,174

			Investment -	Total Expected
	Communities	Units	End of Period	Investment
Market

Washington D.C. Metropolitan Area	3	1,170	$11,992	$374,756

Boston, Massachusetts	2	761	19,773	347,500

Southern California	1	884	7,778	248,189

San Francisco Bay Area, California	1	357	2,205	176,715

Other	2	614	17,660	203,014

	9	3,786	$59,408	$1,350,174

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of March 31, 2006.

First Quarter 2006
Ameriton Summary
Dollars in thousands

	Three Months Ended March 31,
	2006	2005

Ameriton FFO Contribution from Gains:
Gains on Dispositions, net of Internal Disposition Costs	$13,616	$13,766
JV Gains on Dispositions, net	19,633	7,867
Gains on Disposition of Land, net	(9)	962

Total GAAP Gains, net	$33,240	$22,595
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(10,306)	(10,026)

FFO Impact of Gains, Before Minority Interest	22,934	12,569
Minority Interest Attributable to Dispositions	(3,108)	(1,342)

FFO Impact of Ameriton Gains, After Minority Interest	$19,826	$11,227

Diluted Weighted Average Archstone-Smith Common Shares Outstanding (FFO)	214,253	201,336

Impact on FFO Per Share of Ameriton Gains	$0.09	$0.06

			Investment - End	Total Expected
	Communities	Units	of Period	Investment	% Ownership
Ameriton Investment Summary:
Wholly Owned
Operating Communities	8	2,578	$317,480	$319,722	100%

Communities Under Development:
Under Construction	3	1,102	59,620	183,065	100%
In Planning — Owned	15	5,213	149,733	949,097	100%
In Planning — Under Control	2	583	1,943	113,404	100%

	20	6,898	211,296	1,245,566

Other Real Estate Assets	N/A	N/A	114,801	126,410	100%

Total Wholly Owned	28	9,476	$643,577	$1,691,698

JV(1)
Under Construction and In Planning — Owned	3	665	$51,506	$141,832	93%
Other Real Estate Assets	N/A	N/A	17,871	18,739	83%

Total JV	3	665	69,377	160,571

Totals	31	10,141	$712,954	$1,852,269

	Under Construction or In Planning
			Investment - End of	Total Expected
	Communities	Units	Period	Investment
Ameriton Development Summary, Including JVs:
Houston/Dallas	6	2,802	$60,317	$423,806
Washington, DC Metropolitan Area	5	1,772	63,024	395,494
Southern California	5	847	65,210	219,665
Atlanta	3	1,013	45,076	147,291
Southeast Florida	2	572	20,816	119,313
Phoenix	2	557	$8,359	$81,829

	23	7,563	262,802	1,387,398

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of March 31, 2006.

First Quarter 2006
Capitalization Summary
Dollars and shares in thousands, except per share amounts

	March 31,	December 31,
Market Capitalization	2006	2005

Common Shares and Units:
Common Shares (Public)	214,368	212,414
Convertible Operating Partnership Units	33,495	33,910

Total Common Shares and Operating Partnership Units(1)	247,863	246,324
Closing Share Price	$48.77	$41.89

Market Capitalization of Common Shares and Units	$12,088,279	$10,318,512

Liquidation Value of Series I Perpetual Preferred Shares (private)(2)	$50,000	$50,000

Total Equity Market Capitalization	$12,138,279	$10,368,512

Book Value of Total Debt	$5,442,420	$5,333,349

Total Market Capitalization	$17,580,699	$15,701,861

	Three Months Ended
	March 31,
Reconciliation of Archstone-Smith FFO to Operating Partnership FFO (Diluted)(1)	2006	2005

Archstone-Smith FFO	$126,331	$91,764
Add Back Minority Interest Share of:
Earnings Before Discontinued Operations	8,755	4,096
Discontinued Operations	10,682	3,648
Net Impact of FFO Reconciling Items	433	3,267
Other	(69)	(39)

Operating Partnership FFO	$146,132	$102,736

Archstone-Smith Weighted Average Shares	214,253	201,336
Weighted Average Operating Partnership Units	33,582	24,072

Operating Partnership Weighted Average Shares	247,835	225,408

Operating Partnership FFO Per Share(1)	$0.59	$0.46

(1)	As of March 31, 2006, Archstone-Smith owned approximately 86.5% of the Operating Partnership’s outstanding common units, and the remaining 13.5% were owned by Operating Partnership unitholders. Per share amounts for each period presented will always be the same for Archstone-Smith and the Operating Partnership, as the economics of the Operating Partnership unitholders are the same as those of the common shareholders, and therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Partnership units.

(2)	As of March 31, 2006, there were 500 Series I Preferred Shares outstanding at a liquidation value of $100,000 per share. These shares become redeemable, at our option, in February 2028.

First Quarter 2006
Debt Summary
Dollars in thousands

	Outstanding Balance at
			Effective Interest	Weighted Average Remaining Life
	March 31, 2006	December 31, 2005	Rate(1)	to Maturity (Years)
Unsecured Floating Rate Debt:
Revolving Credit Facilities	$84,709	$394,578	5.1%	2.7
Tax-Exempt Debt	76,601	77,072	3.9%	17.4

	161,310	471,650	4.5%	9.7

Secured Floating Rate Debt:
Tax-Exempt Debt	988,270	839,318	4.2%	22.5
Conventional Mortgages	70,145	54,455	5.4%	17.8

	1,058,415	893,773	4.2%	22.2

Unsecured Long-Term Fixed Rate Debt	2,749,220	2,468,047	5.9%	6.1

Secured Fixed Rate Debt:
Conventional Mortgages	1,454,011	1,480,170	6.2%	5.7
Other Secured Debt	19,464	19,709	4.0%	17.3

	1,473,475	1,499,879	6.1%	5.8

Total Debt Outstanding at End of Period	$5,442,420	$5,333,349	5.6%	9.3

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly Scheduled Principal Amortization	Final Maturities and Other	Regularly Scheduled Principal Amortization	Final Maturities and Other	Total	Effective Interest Rate(1)	Maturities as a % of Total Market Capitalization
2006	$12,500	$20,000	$14,740	$15,031	$62,271	6.5%	0.4%
2007	31,250	355,000	19,619	117,737	523,606	5.5%	3.0%
2008	31,250	301,552	20,378	193,403	546,583	4.7%	3.1%
2009	51,250	30,747	19,927	345,172	447,096	6.3%	2.5%
2010	43,750	220,000	18,427	71,303	353,480	6.0%	2.0%
Thereafter	302,500	1,426,022	539,175	1,156,978	3,424,675	5.6%	19.6%

Total	$472,500	$2,353,321	$632,266	$1,899,624	$5,357,711	5.6%	30.5%

Leverage and Coverage Ratios
Information as of March 31, 2006, except for coverage ratios, which are computed based on the three months ended March 31, 2006.

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt	21.2%
Total Floating Rate Debt as a Percentage of Total Debt	22.4%
Archstone-Smith’s Pro Rata Share of Unconsolidated Debt(2)	$316,008
Unencumbered Assets (undepreciated book value of real estate and all cash)	$6,997,347

Long Term Debt/Long Term Undepreciated Book Capitalization(3)	44.3%
Total Debt/Total Undepreciated Book Capitalization(3)	44.7%

	Archstone-Smith Gains on Disposition of Real Estate Investments:
	Included	Excluded
Interest Coverage Ratio	4.6	3.5
Debt Service Coverage Ratio	4.3	3.3
Fixed Charge Coverage Ratio	4.5	3.4

(1)	Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the three months ended March 31, 2006.

(2)	Represents the Operating Partnership’s pro rata portion of the unconsolidated JVs’ debt based on our percentage of equity in the JV at March 31, 2006.

(3)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

First Quarter 2006
Supplemental Information for Net Asset Value Calculation
Dollars in thousands, except footnotes

		Three Months Ended
		March 31, 2006
Income Statement Information
Net Operating Income (NOI)		$179,931
NOI for Assets Held for Sale(1)	8,065
NOI Adjustment for Prestabilized Developments, Redevelopment and Acquisitions(2)	2,164

Total Adjustments		10,229

Adjusted NOI (69,985 operating units, excluding JVs)		$190,160

Balance Sheet Information (Book Value)
Wholly Owned ASN Developments — at cost:(3)
Communities Under Construction	$668,348
Communities In Planning(4)	40,185

Total		708,533

Wholly Owned Ameriton Developments — at cost:(3)
Communities Under Construction	59,620
Communities In Planning(4)	151,676

Total		211,296

Other Real Estate:
ASN Land Held	17,576
Other Ameriton Assets	37,099

Total		54,675

Investment in Unconsolidated Entities:
Operating Communities and Non-Multifamily(5)	77,421
Under Development — ASN	85,114
Under Development — Ameriton	21,392

Total(5)		183,927

Cash and Restricted Cash		203,489

Other Assets, Excluding Costs Related to Communities In Planning — Under Control(4)		380,586

Liabilities:

Tax-Exempt Debt	1,064,871
Other Debt	4,377,549
Other Liabilities	350,172

Total Liabilities		5,792,592

Perpetual Preferred Shares (Series I)		$50,000

Fully Converted Shares
Common Shares Outstanding		214,368
Convertible Operating Partnership Units Outstanding		33,495
Stock Options (Treasury Stock Method)		919

Fully Converted Shares		248,782

(1)	Excludes $0.7 million of NOI associated with assets sold during the three months ended March 31, 2006.

(2)	Represents the difference between actual NOI attributable to communities in lease-up, under redevelopment or acquired during the three months ended March 31, 2006, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3)	The Total Expected Investment for our ASN and Ameriton development pipeline (including Communities Under Construction and In Planning) is $2.7 billion and $1.4 billion, respectively, at March 31, 2006. These amounts include 100% of the Total Expected Investment of JV development projects. The cost amounts included here exclude the cost of our pro rata share of these JVs which are shown in the reconciliation of our Investments in Unconsolidated Entities above.

(4)	Communities In Planning includes $6.9 million and $1.9 million for ASN and Ameriton, respectively, that is included in Other Assets on our balance sheet.

(5)	Includes $36.6 million in gains from the sale of communities to unconsolidated JVs, which were deferred under GAAP therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

First Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
General Definitions
Ameriton — A taxable REIT subsidiary (TRS) owned by the Operating Partnership, which focuses on opportunistic short-term investments.
Archstone-Smith — The publicly traded real estate investment trust, Archstone-Smith Trust, on a consolidated basis.
ASN — For purposes of this document, ASN is defined as Operating Partnership investments, excluding Ameriton and assets located outside the United States.
High-Rise — Those communities with five or more above-ground floors.
In Planning — Represents parcels of land owned or Under Control, which are in the development planning process, upon which construction is expected subsequent to the completion of the entitlement and building permit processes.
Internal Rate of Return (IRR) — On a sold community, IRR refers to the unleveraged internal rate of return calculated by Archstone-Smith, considering the initial purchase price and all capital invested in the community, the timing and amounts of net operating income during the period owned and the net sales proceeds from the sale, all calculated in accordance with GAAP. The IRR calculations include property management overhead and internal disposition costs but not allocations for corporate general and administrative expenses, interest expenses or other indirect operating expenses. Therefore, an IRR calculation is not a substitute for net income as a measure of our performance. Management believes that IRRs are an important indicator of the value created during the ownership period. Historical IRRs are not necessarily indicative of IRRs that will be produced in the future. Our methodology for calculating IRRs may not be consistent with the methodology used by other companies.
JV — Is used to refer to an unconsolidated joint venture.
Leased — For development communities, the percentage leased is based on total units in the community (completed and under construction). We begin leasing units prior to completion of the units.
Operating Partnership — Archstone-Smith Operating Trust, the entity through which we conduct all property ownership and business operations. Archstone-Smith owned approximately 86.5% of the Operating Partnership’s outstanding common units as of March 31, 2006.
Total Expected Investment (TEI) — For development communities, TEI represents the total expected investment at completion; for operating communities, TEI represents the total expected investment plus planned capital expenditures.
Under Control — A term used to identify land parcels which the Operating Partnership does not own, yet has an exclusive right through contingent contract or letter of intent during a contractually agreed upon time period to acquire the land, subject to approval of contingencies during the due diligence and entitlement processes.

First Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information
Funds From Operations (FFO) is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002), which includes gains from the sale of Ameriton assets. We believe that GAAP Net Earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP Net Earnings. We acknowledge that FFO is an appropriate supplemental measure when comparing our results of operations to other companies because it is a recognized measure of performance by the REIT industry. It excludes gains/losses from the sale of depreciable real estate and real estate ASN depreciation expense. FFO is not intended to be a measure of cash flow or liquidity. See page 6 for a reconciliation of Net Earnings to FFO.
Funds From Operations with Gain/Loss is calculated as FFO (defined above) plus Gross Gains/Losses From the Disposition of Real Estate Investments. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses From the Disposition of Real Estate Investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 6 for a reconciliation of Net Earnings to FFO with Gains/Losses.
Gross Gains/Losses From the Disposition of Real Estate Investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation, impairment for possible loss on real estate investments and net of internal disposition costs. JV gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses until recognized for GAAP purposes.
Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:
Dollars in thousands

		Accumulated
	GAAP Gains on	Depreciation and	Gross Gains
	Sale, Net	Impairments	on Sale, Net

1995/1996:	$40,659	($23,263)	$17,396
1997:	48,232	(22,497)	25,735
1998:	65,531	(20,259)	45,272
1999:	62,093	(37,962)	24,131
2000:	93,071	(65,307)	27,764
2001:	100,273	(78,875)	21,398
2002:	108,884	(35,406)	73,478
2003:	310,901	(130,446)	180,455
2004:	372,217	(86,574)	285,643
2005:	446,686	(144,329)	302,357
Three Months Ended March 31, 2006	66,818	(15,237)	51,581

	$1,715,365	($660,155)	$1,055,210

Three Months Ended March 31, 2005	$26,154	($19,033)	$7,121

ASN Disposition Recap
ASN dispositions in the three months ending March 31, 2006 include two communities in Southeast Florida: Doral Park (310 units) and Cypress Cove (224 units); The Ranch in Denver, CO (256 units); Spring Creek in Dallas, TX (278 units); and Preston’s Crossing in Portland, OR (228 units).

First Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Net Operating Income and Same Store-Related Information
Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. A reconciliation of Same Store NOI to Earnings from Operations is provided below.
ASN Same Store Communities are communities that were fully operational during the period, excluding those which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). The Same Store community populations were as follows:
— Q1 2006 vs. Q1 2005 population includes 131 eligible apartment communities (46,498 units) and excludes 58 ineligible apartment communities (20,087 units).
— Q1 2006 vs. Q4 2005 sequential population includes 172 apartment communities (59,489 units) and excludes 17 ineligible apartment communities (7,096 units).

	Three Months Ended
	March 31,
	2006	2005

ASN Same Store NOI	$134,469	$122,515
Non-Same Store NOI, Including Ameriton Properties and Other	54,268	24,579
NOI Classified as Discontinued Operations — Communities Sold	(741)	(16,604)
NOI Classified as Discontinued Operations — Communities Held for Sale	(8,065)	(6,200)

NOI	179,931	124,290
Other Income	16,216	5,127
Depreciation on Real Estate Investments	(67,811)	(46,648)
Interest Expense	(57,428)	(40,429)
General and Administrative Expense	(15,385)	(14,289)
Other Expense	(9,243)	(23,316)

Earnings from Operations	$46,280	$4,735

Oakwood Master Lease Communities refers to 13 communities acquired from Oakwood and one community we previously owned and operated that were leased in their entirety to an affiliate of Oakwood Worldwide under master lease agreements. These communities were included in our sequential same store population beginning Q1 2006. We are responsible for payment of real estate taxes and insurance expenses which are recorded as operating expenses, whereas master lease payments are included in rental revenues.
Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.
Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the ASN operating portfolio, excluding assets subject to the Oakwood Master Lease agreements, during the first quarter of 2006 was $1,221 for the garden communities, $1,685 for the high-rise communities and $1,363 for the total ASN portfolio.

First Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
NOI and Same Store-Related Information (continued)
The average physical occupancy for the ASN operating portfolio, excluding the assets subject to the Oakwood Master Lease agreements, was 95.2% for Q1 2006.
The units and dollar amounts for the Q1 2006 vs. Q1 2005 population of same store communities in our core markets and the corresponding reconciliation to consolidated Archstone-Smith NOI are as follows:

				Net
			Operating	Operating
	Units	Revenues	Expenses	Income
Reconciliation of Core Same Store NOI by Market to Consolidated Archstone-Smith NOI:
Washington D.C. Metropolitan Area	18,196	$83,859	$26,175	$57,684
Southern California	8,886	38,785	11,448	27,337
San Francisco Bay Area, California	4,239	16,927	5,136	11,791
New York City Metropolitan Area	1,222	10,644	2,708	7,936
Boston, Massachusetts	1,897	9,867	3,386	6,481
Chicago, Illinois	2,693	12,864	6,510	6,354
Southeast Florida	2,504	9,427	3,534	5,893
Seattle, Washington	2,808	7,612	2,473	5,139

Total Same Store Core Markets	42,445	189,985	61,370	128,615

Total Same Store Non-core Markets	4,053	10,021	4,167	5,854

Total ASN Same-Store	46,498	200,006	65,537	134,469

Non-Same Store and Other	23,487	85,232	30,964	54,268

Total	69,985	285,238	96,501	188,737

Less: Discontinued Operations	(5,351)	(18,429)	(9,623)	(8,806)

Total per Statement of Earnings	64,634	$266,809	$86,878	$179,931

Average
Physical
Occupancy
Core Same Store Communities — ASN Markets:
Washington D.C. Metropolitan Area	96.0%
Southern California	96.2%
San Francisco Bay Area, California	96.4%
New York City Metropolitan Area	97.4%
Boston, Massachusetts	96.6%
Chicago, Illinois	94.0%
Southeast Florida	96.6%
Seattle, Washington	94.9%

Total	96.0%

The units and dollar amounts for the Q1 2006 vs. Q4 2005 sequential population of same store communities in our core markets are as follows:

				Net
			Operating	Operating
	Units	Revenues	Expenses	Income
Core Markets:
Washington D.C. Metropolitan Area	19,737	$89,570	$27,788	$61,782
Southern California	14,576	60,282	17,421	42,861
San Francisco Bay Area, California	5,995	21,890	6,567	15,323
New York City Metropolitan Area	1,710	15,299	3,996	11,303
Boston, Massachusetts	2,125	11,305	3,837	7,468
Chicago, Illinois	2,997	13,941	6,804	7,137
Southeast Florida	2,504	9,427	3,534	5,893
Seattle, Washington	3,572	9,872	3,032	6,840

Total	53,216	$231,586	$72,979	$158,607

First Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Discontinued Operations-Related Information
The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold. We had 14 operating apartment communities, representing 5,351 units, classified as held for sale under the provisions of SFAS No. 144 at the end of the current period.

	Three Months Ended
	March 31,
	2006	2005

Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$1,866	$29,678
Rental Expenses — Communities Sold	(792)	(9,725)
Real Estate Taxes — Communities Sold	(333)	(3,349)

NOI — Communities Sold	741	16,604

Rental Revenues — Communities Held for Sale	16,563	13,249
Rental Expenses — Communities Held for Sale	(5,779)	(4,847)
Real Estate Taxes — Communities Held for Sale	(2,719)	(2,202)

NOI — Communities Held for Sale	8,065	6,200

Depreciation on Real Estate Investments	(1,763)	(10,326)
Interest, net	(4,323)	(10,922)
Ameriton Income Taxes(1)	(1,533)	(2,433)
Provision for Possible Loss on Real Estate Investments	(2,200)	—
Debt Extinguishment Costs Related to Dispositions	(863)	(5,058)
Allocation of Minority Interest	(10,682)	(3,648)
Gains on Disposition of Ameriton Operating Communities, net	14,724	14,058
Internal Disposition Costs — Ameriton Transactions	(1,108)	(292)
ASN Gains on Disposition of ASN Real Estate Investments, net	67,467	26,564
Internal Disposition Costs — ASN Transactions	(649)	(410)

Net Earnings from Discontinued Operations	$67,876	$30,337

(1)	Ameriton incurred additional taxes relating to JV gains and other operating activities. These additional taxes, which aggregated $5.8 million and $2.8 million for the three months ended March 31, 2006 and 2005, respectively, are recorded in Other Expense in our Statements of Earnings.

First Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Senior Unsecured Debt Ratings and Coverage Ratio Information:
Senior Unsecured Debt Ratings:

Rating
Moody’s	Baa1
Standard & Poors	BBB+
Fitch	A-
Coverage Ratio Information:
The Interest Coverage Ratio is calculated as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), or EBITDA without gains, divided by GAAP interest expense (including interest expense included in Discontinued Operations).
The Debt Service Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).
The Fixed Charge Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.
Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes gains on the disposition of ASN depreciable real estate investments (includes gains from Ameriton). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2006
Net Earnings	$124,455
Interest Expense, net	61,751
Ameriton Income Taxes	7,300
Minority Interest	19,437
Depreciation Expense	69,574

EBITDA	282,517
Less: Gains on Dispositions of ASN Depreciable Real Estate Investments, net of Internal Disposition Costs	(66,818)
Gains from Disposition of Unconsolidated ASN Depreciable Investments	—

EBITDA Without ASN Gains	$215,699